PROMISSORY NOTE

$2,000,000.00 August 10, 2006

FOR VALUE RECEIVED,

Maxim TEP, Inc.
9400 Grogan's Mill Rd.
The Woodlands, Texas 77380

(the "Borrower"), hereby promises to pay to the order of:

Maxim TEP Plc, a public company limited by shares registered in England under number 5685588

with offices at:

1 London Wall
London
EC 2Y 5AB

(together with its successors and assigns and any subsequent holders of this Promissory Note, the "Lender"), as hereinafter provided, the principal sum of: Two Million Dollars ($2,000,000.00) advanced by Lender from time to time hereunder to or for the benefit or account of Borrower, together with interest thereon at the Note Rate (as hereinafter defined), and otherwise in strict accordance with the terms and provisions hereof.

The Borrower and Lender agree that this Note shall evidence the obligation to repay the indebtedness owed hereunder, and that the Borrower's obligations and the Lender's rights and remedies shall not be impaired or diminished other than as expressly modified to be as set forth in this Note.

ARTICLE I – DEFINITIONS

1.1 Definitions As used in this Promissory Note, the following terms shall have the following meanings:

Borrower: as identified in the introductory paragraph of this Note.

Business Day: a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Houston, Texas and London, England are authorized or required by law to be closed. Unless otherwise provided, the term "days" when used herein shall mean calendar days.

Charges: as defined under Section 5.3 (c) hereof.

Collateral: means the property in which Borrower grants a security interest or lien to secure its obligations under this Note, including but not limited to the liens or security interests granted under the Deed of Trust and the Security Agreement.

Debtor Relief Laws: means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable state or federal law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, fraudulent conveyance or transfers, usury or similar laws affecting the rights of creditors or debtors.

Deed of Trust: means the Amended And Restated Deed of Trust, Assignment of Production, Financing Statement (Personal Property Including Hydrocarbons) and Fixture Filing entered into as of the date hereof, by Maxim TEP, Inc., for the benefit of Lender, as such agreement may be further amended, restated, substituted or replaced from time to time.

Default Interest Rate: a rate per annum equal to the Note Rate plus Two percent (2%), but in no event in excess of the Maximum Lawful Rate.

Dollars or $: refers to the lawful money of the United States of America.

Event of Default: any event or occurrence described under Section 4.1 hereof.

First Note: the Promissory Note dated June 30, 2006 by the Borrower in the principal amount of $20,000,000 in favor of the Secured Party.

Investment Agreement: means the Investment and Shareholders Agreement Relating to an Investment in the Lender dated June 30, 2006 among the Borrower, the Lender, Greater Europe Fund Limited, Ambrian Partners Limited, Walker Crips Stockbrokers Limited, as amended by the Supplemental Agreement dated the date hereof, among the Borrower, the Lender, Greater Europe Fund Limited and Ambrian Partners Limited, as such agreement may be amended, restated, substituted or replaced from time to time.

Lender: as identified in the introductory paragraph of this Note.

Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any publicly available evidence of a lien, including the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

Loan Documents: this Note, the Security Agreement, the Deed of Trust, the Investment Agreement, any loan agreement, any assignment of rents, any indemnity or guaranty agreement, any financing statements, and such other agreements, documents and instruments now or hereafter governing, securing or guaranteeing any portion of the indebtedness evidenced by this Note and/or the Related Indebtedness or executed by Borrower or any guarantor or indemnitor or any other person or entity in connection with the loan evidenced by this Note or in connection with the payment of the indebtedness evidenced by this Note or the Related Indebtedness or the performance and discharged of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, extensions and supplements hereof or thereof.

Maturity Date: August 11, 2007.

Maximum Lawful Rate: as defined under Section 6.4(c) hereof.

Note: this Promissory Note.

Note Rate: subject to Section 2.1(c), the rate of Zero percent (0%) per annum until December 31, 2006 and, from January 1, 2007 thereafter, eight percent (8%) per annum.

Payment Date: the last Business Day of each March, June, September and December during the term of this Note, commencing the last Business Day of March, 2007.

Permitted Lien: has the meaning assigned to such term in the Security Agreement.

Related Indebtedness: as defined in Section 6.4(c) hereof.

Security Agreement: means the Security Agreement dated June 30, 2006, as amended by the First Amendment to Security Agreement dated the date hereof, by Borrower in favor of Lender and as such agreement may be further amended, restated, substituted or replaced from time to time.

Any capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to it in the Security Agreement. All terms used herein, whether or not defined in Section 1.1 hereof, and whether used in singular or plural form, shall be deemed to refer to the object of such term whether such is singular in nature, as the context may suggest or require.

ARTICLE II – PAYMENT TERMS

2.1 Payment of Principal and Interest.

(a) From the date of this Note until repayment or conversion of this Note, accrued interest on the outstanding principal balance hereof, if any, shall be due and payable in arrears on each Payment Date.

(b) The outstanding principal balance hereof and any and all accrued but unpaid interest hereon, if any, and any other amount due hereunder shall be finally due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise. No principal amount repaid may be reborrowed.

(c) The outstanding principal balance hereof and any and all accrued but unpaid interest hereon and any other amount due hereunder may be paid in whole or in part at any time prior to the Maturity Date; provided however, that if any such prepayment(s) shall occur prior to December 31, 2006, interest shall be deemed to have accrued, and shall be due and payable, upon the amount of the principal balance subject to such prepayment, from the date of this Note until the date of such prepayment, at the rate of eight per cent (8%) per annum.

2.2 Application. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (i) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which Borrower shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents, (ii) the payment of accrued but unpaid interest hereon, (iii) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity. If an Event of Default exists under this Note or under any of the other Loan Documents, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (i), (ii) or (iii) above without regard to the order of priority otherwise specified in this Section 2.2 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.

2.3 Payments. All payments under this Note made to Lender shall be made in immediately available funds at the address set forth in the first paragraph of this Note (or at such other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower from time to time), without offset, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private. Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Lender in full. Payments in immediately available funds received by Lender in the place designated for payment on a Business Day prior to 3 p.m. Houston, Texas time at said place of payment shall be credited prior to the close of business on the Business Day received, while payments received by Lender on a day other than a Business Day or after 3 p.m. Houston, Texas time on a Business Day shall not be credited until the next succeeding Business Day. If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. Any such extension

of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.

2.4 Computation Period. Interest on the outstanding principal balance evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year and each month shall be assumed to consist of 30 days for the purposes of this calculation. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 2.3 hereof.

2.5 Unconditional Payment. Borrower must pay all principal, interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever. If at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

2.6 Partial or Incomplete Payments. Remittances in payment of any part of this Note other than immediately available funds at the place where this Note is payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

2.7 Late Charge: Default Interest Rate. For so long as any Event of Default exists under this Note or under any of the other Loan Documents, regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Lender hereunder, interest shall accrue on the outstanding principal balance hereof at the Default Interest Rate, and such accrued interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.

ARTICLE III – CONDITIONS PRECEDENT

3.1 The obligation of Lender to advance any amounts under this Note, is subject to the satisfaction or waiver on or before the date hereof of the following conditions precedent:

(a) The representations and warranties contained herein and in the Security Agreement shall be true and correct as of the date hereof.

(b) No Event of Default shall have occurred and be continuing.

(c) The Borrower shall have duly executed and delivered to Lender the Security Agreement and the Deed of Trust.

(d) No judgment creditor of the Borrower shall have executed, or initiated proceedings to execute, one or more judgments for the payment of money.

(e) The Borrower furnishing the following to the Lender each in form and substance satisfactory to the Lender, executed by the relevant Person;

(i) a copy, certified by the Secretary or Assistant Secretary of the Borrower of its by-laws,

(ii) a copy, certified by the Secretary or Assistant Secretary of the Borrower, along with a certificate of good standing and existence from the Secretary of State of the State of Texas, of resolutions of its board of directors authorizing the execution of the Loan Documents,

(iii) an incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower which shall identify by name and title and bear the signatures of any officers or managers of the Borrower authorized to sign the Loan Documents, upon which certificates the Lender shall be entitled to rely until informed of any change in writing by the Borrower, and

(iv) a written opinion or opinions of counsel to the Borrower and the Guarantors, addressed to the Lender and covering such matters as may be required by the Lender, in form and substance reasonably satisfactory to the Lender.

ARTICLE IV – EVENT OF DEFAULT AND REMEDIES

4.1 Event of Default. The occurrence or happening, at any time and from time to time, of any one or more of the following shall immediately constitute an "Event of Default" under this Note:

(a) Borrower shall fail, refuse or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest or any other portion of the indebtedness evidenced by this Note as and when the same shall

become due and payable, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise within two Business Days after notice from the Lender;

(b) The occurrence of any other default, breach or event of default under this Note other than those described under Section 4.1(a) above, which default, breach or event of default has not been cured within 20 Business Days after notice from the Lender;

(c) Any failure to comply with or breach of any term or provision of Section 6 or Section 7 of the Investment Agreement or any failure to comply with any other term, provision, covenant or agreement or the occurrence of any other default, breach or event of default under the Investment Agreement;

(d) The occurrence of any default, breach or event of default under any of the other Loan Documents, which default, breach or event of default has not been cured within 20 Business Days after notice from the Lender; or

(e) Borrower (i) executes an assignment for the benefit of creditors or an admission in writing by Borrower of Borrower's inability to pay, or Borrower's failure to pay, debts generally as the debts become due; (ii) allows the levy against the Collateral or any part thereof, of any execution, attachment, sequestration or other writ which is not vacated within thirty (30) days after such levy; (iii) allows the appointment of a receiver, trustee or custodian of Borrower or of the Collateral or any part thereof, which receiver, trustee or custodian is not discharged within sixty (60) days after the appointment thereof; (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of, the rights or powers of Lender granted in this Note or in any of the other Loan Documents; or (vi) allows the filing of a petition, case, proceeding or other action against Borrower as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of Borrower or of the Collateral, or any part thereof, or of any significant portion of Borrower's other property and (a) Borrower admits, acquiesces in or fails to contest diligently the material allegations thereof, (b) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against Borrower, or (c) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or sixty (60) days next following the date of filing.

4.2 Remedies. Upon the occurrence of an Event of Default, Lender shall have the immediate right, at the sole discretion of Lender and **without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH BORROWER HEREBY EXPRESSLY WAIVES AND RELINQUISHES)** (i) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof,

including all sums advanced or accrued hereunder or under any other Loan Document, and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, (ii) to foreclose any liens and security interests securing payment hereof or thereof (including, without limitation, any liens and security interests covering any portion of the Collateral), and (iii) to exercise any of Lender's other rights, powers, recourses and remedies under this Note, under any other Loan Document, or at law or in equity, and the same (w) shall be cumulative and concurrent, (x) may be pursued separately, singly, successively, or concurrently against Borrower or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Collateral, at the sole discretion of Lender, (y) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (z) are intended to be, and shall be, nonexclusive. All rights and remedies of Lender hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Collateral or any portion thereof. Without limiting the provisions of Section 6.19 hereof, if this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs and expenses of collection, including, but not limited to, Lender's attorneys' fees, whether or not any legal action shall be instituted to enforce this Note.

ARTICLE V – CONVERSION RIGHT

5.1 Mandatory Conversion. Upon the earlier of (a) the admission for listing of Lender's Common Stock on the Alternative Investment Market of the London Stock Exchange (the "IPO") or (b) the acquisition by an unrelated third party of all of the issued and outstanding shares of the Borrower on or before January 1, 2007 (an "Acquisition"), the outstanding principal balance and all accrued but unpaid interest on this Note shall, without any further action by the Lender or the Borrower, be automatically converted (the "Automatic Conversion") into the number of shares of common stock, $.00001 par value per share, of Borrower (the "Common Stock") as is determined by dividing the amount of such principal and interest on the Note by $.75 (the "Conversion Price"), such conversion to take effect immediately prior to the IPO.

5.2 Optional Conversion Right. If the IPO or the Acquisition has not occurred by December 31, 2006, Lender shall have the right, but not the obligation, at any time from and after January 1, 2007 and until all outstanding principal and accrued but unpaid interest, if any, and all other sums payable to the Lenders under the Loan Documents, are paid in full, to convert this Note, in whole but not in part, into shares of the Common Stock at the Conversion Price (the "Conversion Right"). In order to exercise the Conversion Right, Lender shall deliver to Borrower a fully executed written notice in substantially the form set forth as attached on Exhibit "A" (the "Conversion Notice") together with this Note.

5.3 Effects of Conversion. Upon an Automatic Conversion, or receipt of a Conversion Notice, Borrower will deliver to Lender a certificate representing the number of shares of Common Stock issuable upon such conversion (the "Conversion Date"), and interest, if any, shall cease to accrue on this Note on the Conversion Date. Borrower shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may make a cash payment in respect of any fraction of a share based on the fair market value of a share of Common Stock on the Conversion Date, as determined in good faith by the Borrower's Board of Directors. Notwithstanding the receipt of any Conversion Notice hereunder, Borrower shall have the right, in lieu of delivering shares of Common Stock, to pay to Lender in cash the amount of the then outstanding principal balance and all accrued but unpaid interest on this Note, if any, in accordance with Section 2.1(c) hereof.

5.4 Covenants. Borrower covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note not less than such number of shares of Common Stock as shall be issuable upon the conversion of this Note. Borrower covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and non-assessable. Without the prior written consent of the Lender, Borrower covenants that it shall not (a) authorize or issue any class of shares giving any right to holders of such shares which is preferential to the rights of holders of Common Stock; (b) issue additional Common Stock, or warrants or options therefor, at a price that is less than $.75 per share of Common Stock or (c) pay a dividend or other distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock.

ARTICLE VI - GENERAL PROVISIONS

6.1 No Additional Liens. Except as set forth in the lien searches provided to the Lender in connection with the First Note, as of the date hereof, Borrower will have good title, free and clean of all Liens, other than those created by the Deed of Trust or the Security Agreement or which constitute Permitted Liens, to all of its real and personal property, including but not limited to the Collateral. Borrower will not create, incur or suffer to exist any Lien in, of or on any of the real or personal property of Borrower, including, but not limited to, the Collateral, except for Permitted Liens and the Liens created by the Deed of Trust and the Security Agreement; provided, however, that the Liens referred to in clause (k) of the definition of Permitted Liens shall be terminated and released as soon as reasonably possible.

6.2 No Waiver; Amendment. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Lender thereafter to

insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws. Borrower hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. The failure to exercise any remedy available to Lender shall not be deemed to be a waiver of any rights or remedies of Lender under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part, unless Lender specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

6.3 WAIVERS. EXCEPT AS SPECIFICALLY PROVIDED IN THE LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION. BORROWER AND ANY ENDORSERS OR GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION, APPRAISEMENT, EXEMPTION AND HOMESTEAD NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

6.4 Interest Provisions.

(a) Savings Clause. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the indebtedness evidenced by this Note and the Related Indebtedness (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to this Note, any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction

or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged, taken, reserved or received by reason of Lender's exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness, or (iii) Borrower will have paid or Lender will have received by reason of any voluntary prepayment by Borrower of this Note and/or the Related Indebtedness, then it is Borrower's and Lender's express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Borrower and/or credit such excess interest against this Note and/or any Related Indebtedness then owing by Borrower to Lender. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

(b) Ceiling Election. To the extent that Lender is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or any other portion of the Related Indebtedness, Lender will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. If United States federal law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lender will rely on United States federal

law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect.

(c) Definitions.

(i) As used hereunder, the term "Maximum Lawful Rate" shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lender in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges made in connection with the transaction evidenced by this Note and the other Loan Documents.

(ii) As used hereunder, the term "Charges" shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, taken, received or reserved by Lender in connection with the transactions relating to this Note and the other Loan Documents, which are treated as interest under applicable law.

(iii) As used hereunder, the term "Related Indebtedness" shall mean any and all indebtedness paid or payable by Borrower to Lender pursuant to the Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, except such indebtedness which has been paid or is payable by Borrower to Lender under this Note.

6.5 Use of Funds. Borrower hereby warrants, represents and covenants that (i) the loan evidenced by this Note is made to Borrower solely for the purpose of acquiring or carrying on a business or commercial enterprise, (ii) all proceeds of this Note shall be used only for business and commercial purposes, and (iii) no funds disbursed hereunder shall be used for personal, family, agricultural or household purposes.

6.6 Further Assurances and Corrections. From time to time, at the request of Lender, Borrower will (i) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements and assignments of rents) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Lender's opinion, (A) to carry out more effectively the purposes of this Note and the Loan Documents and the transactions contemplated hereunder and

thereunder, (B) to confirm the rights created under this Note and the other Loan Documents, (C) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (D) to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (iii) pay all costs in connection with any of the foregoing.

6.7 WAIVER OF JURY TRIAL. BORROWER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

6.8 Governing Law; Submission to Jurisdiction. This Note is executed and delivered as an incident to a lending transaction negotiated and consummated in Montgomery County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Borrower, for itself and its successors and assigns, hereby irrevocably (i) submits to the nonexclusive jurisdiction of the state and federal courts in Texas, (ii) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in the District Court of Montgomery County, Texas, or in a United States District Court sitting in Montgomery County, Texas, or Harris County, (iii) waives any objection it may now or hereafter have that the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (iv) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts. Borrower hereby agrees that service of process upon Borrower may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of Borrower's property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower acknowledges that these waivers are a material inducement to Lender's agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Lender has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 5.7 are

irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

6.9 Counting of Days. If any time period referenced hereunder ends on a day other than a Business Day, such time period shall be deemed to end on the next succeeding Business Day.

6.10 Relationship of the Parties. Notwithstanding any prior business or personal relationship between Borrower and Lender, or any officer, director or employee of Lender, that may exist or have existed, the relationship between Borrower and Lender is solely that of debtor and creditor, Lender has no fiduciary or other special relationship with Borrower, Borrower and Lender are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

6.11 Lender's Discretion. Whenever pursuant to this Note, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be (except as is otherwise specifically and expressly provided herein to the contrary) in the sole discretion of Lender and shall be final and conclusive.

6.12 Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them. The terms "Borrower" and "Lender" as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.

6.13 Joint and Several Liability. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note.

6.14 Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

6.15 Headings. The Article, Section, and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles, Sections, or Subsections or any provisions hereof.

6.16 Controlling Agreement. In the event of any conflict between the provisions of this Note and any of the other Loan Documents, it is the intent of the parties hereto that the provisions of this Note shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Note and the other Loan Documents and that this Note and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

6.17 Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the intended addressee, (iii) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, telecopier or telefacsimile transmission to the addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days' prior notice to the other party in the manner set forth herein.

6.18 Severability. If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

6.19 Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

6.20 Costs of Collection. If Lender retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues Lender in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys' fees.

6.21 Gender. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa.

6.22 Statement of Unpaid Balance. At any time and from time to time, Borrower will furnish promptly, upon the request of Lender, a written statement or affidavit, in form satisfactory to Lender, stating the unpaid balance of the indebtedness evidenced by this Note and the Related Indebtedness and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

6.23 ENTIRE AGREEMENT. THIS NOTE AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

[SEE ATTACHED SIGNATURE PAGE]

BORROWER:

Maxim TEP, Inc.

By: ______________________________

Name: Daniel W. Williams
Title: President/CEO

WITNESSES:

____

Name: Robert Sepos

____

Name: Dominick F. Maggio

EXHIBIT A

FORM OF CONVERSION NOTICE

To Maxim TEP, Inc.

The undersigned hereby elects to convert the aggregate outstanding principal amount and all accrued but unpaid interest thereon, if any, indicated below of this Note into shares of Common Stock, $0.00001 par value per share (the "Common Stock"), of Maxim TEP, Inc. (the "Company"), and surrenders such Note according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion information:

____
Date to Effect Conversion

____
Aggregate Principal Amount and Accrued Interest of Note Being Converted

____
Number of Shares of Common Stock to be Issued

____
Signature

____
Name

____
Address

ALLONGE TO NOTE

Allonge to the Promissory Note dated effective as of ___________, 200__, made by _____________, a ___________, in the original principal amount of $__________, payable to the order of _____________, a ___________. Such Promissory Note is hereby transferred pursuant to the following endorsement with the same force and effect as if such endorsement were set forth at the end or on the reverse of such Promissory Note.

Pay to the order of ________________________.

________________________,
a ________________________

By: ________________________
Name: ________________________
Title: ________________________